     As filed with the Securities and Exchange Commission on February 24, 1998

                                                          Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ___________________________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                      ___________________________________

                            THE METZLER GROUP, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                              8742                              36-4094854
(State or other jurisdiction of                    (Primary Standard Industrial        (I.R.S. Employer Identification No.)
incorporation or organization)                       Classification Code No.)

                             520 Lake Cook Road, Suite 500, Deerfield, Illinois  60015  (847) 945-0001
                             -------------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                          ROBERT P. MAHER
                                               President and Chief Executive Officer
                                                      The Metzler Group, Inc.
                             520 Lake Cook Road, Suite 500, Deerfield, Illinois  60015  (847) 945-0001
                            --------------------------------------------------------------------------
               (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                                ___________________________________

                                                            Copies to:

                     DOUGLAS R. NEWKIRK                                               ROBERT WALL
                  Sachnoff & Weaver, Ltd.                                           Winston & Strawn
               30 S. Wacker Drive, 29th Floor                                35 W. Wacker Drive, Suite 4200
                Chicago, Illinois 60606-7484                                    Chicago, Illinois 60601
                       (312) 207-1000                                               (312) 558-5600
                                                ___________________________________

                      Approximate date of commencement of the proposed sale of the securities to the public:
                            As soon as practicable after this Registration Statement becomes effective.
                                                ___________________________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] 333-40489

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                      ___________________________________

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                      Proposed Maximum          Proposed Maximum
    Title of Each Class of Securities          Amount to be               Offering             Aggregate Offering       Amount of
           to be Registered                    Registered(1)         Price Per Share(2)             Price(2)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value............      947,500 shares              $39.25                  $37,189,375          $10,971
====================================================================================================================================

(1) Includes 47,500 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated pursuant to Rule 457, solely for the purposes of computing the registration fee.

              INCORPORATION OF CERTAIN  INFORMATION BY REFERENCE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by The Metzler Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"). This Registration Statement hereby incorporates by reference the contents of the Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-40489) relating to the offering of up to 4,715,000 shares of common stock of the Company filed on February 12, 1998.

                                 CERTIFICATION

     The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $10,971 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on February 25, 1998); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on February 25, 1998.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on February 24, 1998.


                                    THE METZLER GROUP, INC.


                                    By:  /s/ ROBERT P. MAHER
                                         -------------------
                                    Robert P. Maher
                                    President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 24th day of February, 1998.

             Signature                             Title

                *
_____________________________        Director, Chairman of the Board, President
          Robert P. Maher                and Chief Executive Officer
                                         (Principal Executive Officer)


                  *                          Chief Financial Officer
______________________________
          James F. Hillman          (Principal Financial and Accounting Officer)


                   *                                        Director
_______________________________
          Gerald R. Lanz


                   *                                        Director
_______________________________
          James T. Ruprecht



____________________________                                 Director
           Peter B. Pond


                                                            Director
_______________________________
          Mitchell H. Saranow



   *By:  /s/ CHARLES A. DEMIRIJIAN
         ____________________
           Charles A. Demirjian
            Attorney-in Fact

                               INDEX TO EXHIBITS


EXHIBIT
  NO.                            DESCRIPTION

5.1        Opinion of Sachnoff & Weaver, Ltd.

23.1       Consent of KPMG Peat Marwick LLP.

23.2       Consent of Coopers & Lybrand

23.3 Consent of Sachnoff & Weaver, Ltd. (contained in its opinion filed as Exhibit 5.1 hereto).

24.1*      Powers of Attorney

* Incorporated by reference from Exhibit 24.1 to the Company's Registration Statement on Form S-3 (File No. 333-40489)